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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549



                                 FORM  8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     May 18, 1998
                                                  --------------------


                   GOVERNMENT TECHNOLOGY SERVICES, INC.
          -------------------------------------------------------
          (Exact name of registrant as specified in its charter)


          Delaware                      0-19394                 54-1248422
------------------------             ------------          -----------------
       (State or other                (Commission            (IRS Employer
       jurisdiction of                  File                 Identification
       incorporation)                  Number)                   Number)


    4100 Lafayette Center Drive, Chantilly, Virginia           20151-1200
----------------------------------------------------        -----------------
        (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:            703-502-2000
                                                           -----------------

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Item 1.    Changes in Control of Registrant

     Not Applicable.

Item 2.    Acquisition or Disposition of Assets

     Not Applicable.

Item 3.    Bankruptcy or Receivership

     Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant

     Not Applicable.

Item 5.    Other Events

     On May 18, 1998 Government Technology Services, Inc. ("GTSI") entered into a letter agreement with BTG, Inc. ("BTG") regarding the disposition of certain inventory ("Surplus Inventory") received by GTSI from BTG after the closing on the sale to the BTG Technology Systems Division. The letter agreement supercedes Section 2.10(c) and (d) of the Asset Purchase Agreement ("APA") entered into on February 12, 1998 between GTSI, BTG and two of its subsidiaries, for the sale of the BTG Technology Systems Division. Pursuant to the letter agreement, BTG will invoice GTSI an aggregate of $3,912,419.58, payable June 30, 1998, which represents the amount due for any Surplus Inventory. BTG agrees to pay GTSI on June 30, 1998 $1 million, to compensate for any shortfall in the inventory transferred pursuant to the APA. BTG also agrees to pay GTSI on June 30, 1998 a service fee of $250,000 for the costs associated with the processing Surplus Inventory.

Item 6.    Resignation of Registrant's Directors

     Not Applicable.

Item 7.    Financial Statements and Exhibits

     (c)  Exhibits

          10.39 Letter Agreement between the Registrant and BTG, Inc. executed on May 18, 1998.

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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 21, 1997

                                 GOVERNMENT TECHNOLOGY SERVICES, INC.



                                 By:   /s/ STEPHEN L. WAECHTER
                                     --------------------------------------
                                      Stephen L. Waechter
                                      Senior Vice President and
                                      Chief Financial Officer

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                             INDEX TO EXHIBITS
===========================================================================
 EXHIBIT  |
 NUMBER   |  DESCRIPTION
---------------------------------------------------------------------------
  10.39   |  Letter Agreement between the Registrant and BTG, Inc.
             executed on May 18, 1998
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